SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                                 OCTOBER 3, 1996
                        (Date of earliest event reported)


                       NEW ENGLAND COMMUNITY BANCORP, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


                 0-14550                               06-1116165
       (Commission File Number)             (IRS Employer Identification No.)


        POST OFFICE BOX 130, OLD WINDSOR MALL, WINDSOR, CONNECTICUT 06095
                    (Address of principal executive offices)

                                 (860) 683-4616
              (Registrant's telephone number, including area code)


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Form 8-K, Current Report
New England Community Bancorp, Inc.
Commission File No. 0-14550

    Item 5.   Other Events.

        a.) Change in Sole Transfer Agent, Sole Registrar and Sole Dividend Paying Agent

     At a meeting of the Board of Directors of New England Community Bancorp, Inc. (the "Company") held on September 19, 1996, the Registrar and Transfer Company was appointed as the Company's sole stock transfer agent, sole registrar and sole dividend distribution agent. Registrar and Transfer Company will replace the Company's current transfer agent (ChaseMellon Shareholder Services) with the close of business on October 11, 1996.


                                             New England Community Bancorp, Inc.

Date:  October 3, 1996                  By:  /s/ Anson C. Hall
                                             ----------------------------------
                                             Anson C. Hall
                                             Vice President and Treasurer